EXHIBIT 10.21
This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state of the united states. this warrant and the securities represented hereby are subject to restrictions on transferability and resale and may not be transferred or resold except (i) in conjunction with an effective registration statement for the shares under the act, (ii) in compliance with rule 144, or (iii) pursuant to an opinion of counsel, satisfactory to the issuer, that such registration or compliance is not required as to said sale, offer or distribution. purchaser should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time.

No. PS-1	March 6, 2003
(“Warrant Issue Date”)
WARRANT TO PURCHASE PREFERRED STOCK
Of
SORRENT, INC.
Void after March 6, 2008
     For value received, NEW ENTERPRISE ASSOCIATES 10, L.P., or its registered assigns (“Holder”), is entitled, subject to the terms set forth below, to purchase from SORRENT, INC., a California corporation (the “Company”), either (i) a number of shares of the Company’s preferred stock of the same series (the “Series B Shares”) as shall be sold in an equity financing with aggregate gross proceeds to the Company of at least $4,000,000 or such smaller amount approved by the Company’s Board of Directors, which amount shall include the conversion of the Convertible Promissory Notes (the “Notes”) issued pursuant to that certain Note and Warrant Purchase Agreement dated as of March 6, 2003 by and among the Company, the Holder and certain other parties (the “Purchase Agreement” and such financing the “Approved Financing”), if such Approved Financing is closed prior to the Maturity Date (as defined in the Notes); or (ii) a number of shares of the Company’s Series A Preferred Stock (the “Series A Shares”), if the Approved Financing is not closed on or before the Maturity Date, hi the event of an Approved Financing as described in clause (i) above, the number of Series B Shares purchasable upon exercise of this Warrant is the number obtained by dividing (x) $74,565.00 (ten percent (10%) of the principal amount of the March 6, 2003 Note issued to Holder), plus all accrued interest thereon, by (y) the price per share at which the Company sells the Series B Shares in the Approved Financing. In the event that an Approved Financing does not occur as described in clause (ii) above, the number of Series A Shares purchasable upon exercise of this Warrant is the number obtained by dividing (x) $74,565.00 (ten percent (10%) of the principal amount of the March 6, 2003 Note issued to Holder), plus all accrued interest thereon, by (y) $0,616. The Series B Shares or the Series A Shares purchasable upon exercise of this Warrant, as the case may be, and the Common Stock issuable upon conversion of the Series B Shares or the Series A Shares, as the case may be, as adjusted from time to time pursuant to provisions of this Warrant, are hereinafter collectively referred to as the “Warrant Stock.”

     Upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, the shares shall be issued at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of the shares are subject to adjustment as provided below. This Warrant is issued pursuant to the Purchase Agreement.
     1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the earlier of (i) the date of the closing of the Approved Financing, or (ii) the date upon which the Holder demands payment of the Note under the terms of such Note, and ending at 5:00 p.m., Pacific standard time, on March 7, 2008, and shall be void thereafter (the “Term”). If, during the Term of this Warrant, the Company consummates a Change in Control (as described in Section 11 below) in which the Warrant Stock is converted into property other than securities, this Warrant shall terminate upon the closing of such Change in Control; provided however, that the Company shall have complied with the provisions of Section 9 hereof.
     2. Exercise Price. The exercise price per (i) Series B Share shall be the price at which the Company issues its Series B Shares in the Approved Financing, or (ii) Series A Share shall be $0,616 (the “Exercise Price”).
     3. Exercise of Warrant.
     (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the Term as described in Section 1 above, by the surrender of this Warrant and the notice of exercise attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the aggregate purchase price of the shares to be purchased.
     (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Series B Shares or Series A Shares, as the case may be, issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the Series B Shares or Series A Shares, as the case may be, certificate or certificates for the number of Series B Shares or Series A Shares, as the case may be, issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

     (c) Notwithstanding any provisions herein to the contrary, if the fair market value of a Series B Share or a Series A Share is greater than the applicable Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of Series B Shares or Series A Shares, as the case may be, computed using the following formula:

X =	Y(A-B)
A

Where	X	=	the number of Series B Shares or Series A Shares to be issued to the Holder
	Y	=	the number of Series B Shares or Series A Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)
	A	=	the fair market value of a Series B Share or Series A Share (at the date of such calculation)
	B	=	the Exercise Price (as adjusted to the date of such calculation)
For purposes of the above calculation, fair market value of a Series B Share or a Series A Share shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s common stock at the time of such exercise, the fair market value of a Series B Share or Series A Share, as the case may be, shall be the number of shares of Common Stock issuable upon conversion of the a Series B Share or a Series A Share, as the case may be, multiplied by the average of the closing bid and asked prices of the common stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the common stock or the closing price quoted on the NASDAQ National Market or on any exchange on which the common stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of common stock, the fair market value per share of Common Stock shall be the per share offering price to the public of the Company’s initial public offering.
     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant a new warrant of like tenor and amount.
     6. Rights of Shareholders. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.
     7. Transfer of Warrant.
     (a) Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.
     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Warrant Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.
     (c) Transferability and Non-negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with the provisions set forth in the Purchase Agreement and all applicable federal and state securities laws by the transferor and the transferee. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.
     8. Reservation of Stock. Subject to the amendment of the Company’s Amended and Restated Articles of Incorporation to authorize the Series B Shares or additional shares of the Series A Shares, as the case may be, the Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.
     9. Notices.
     (a) Whenever the Exercise Price or number of shares of Warrant Stock purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares of Warrant Stock purchasable hereunder after giving effect to such adjustment.
     (b) In case:
          (i) the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;
          (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or
          (iii) of any voluntary dissolution, liquidation or winding up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of common stock shall be entitled to exchange their shares of common stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least thirty (30) days prior to the effective date of the event therein specified.
     (c) All such notices, advices and communications shall be sent and deemed to have been received as provided in the Purchase Agreement.
     10. Amendments.
     (a) Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.
     (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     11. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:
     (a) Merger, Sale of Assets, etc. If at any time while this Warrant or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), merger or consolidation of the Company with or into another corporation in which the shareholders of the Company immediately prior to such reorganization, merger or consolidation own less than fifty percent (50%) of the Company’s voting power immediately after such reorganization, merger or consolidation in which the Company is the surviving entity, but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (ii) a sale or transfer of all or substantially all of the Company’s properties and assets to any other person or entity (a “Change in Control”), then, as a part of such Change in Control, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such Change in Control that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such Change in Control if this Warrant had been exercised immediately before such Change in Control, all subject to further adjustment as provided in this Section 11. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. If the per share consideration payable to the Holder for shares of Warrant Stock in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.
     (b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.
     (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.
     (d) Redemption or Conversion of Preferred Stock. If all of the Series B Shares or Series A Shares are redeemed or converted into shares of Common Stock, then this Warrant shall automatically become exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock that would have been received if this Warrant had been exercised in full and the shares of Warrant Stock received thereupon had been simultaneously converted into shares of Common Stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate purchase price of Series B Shares or Series A Shares, as the case may be, for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of Common Stock for which this Warrant is exercisable immediately after such redemption or conversion.
     (e) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this

Warrant shall represent the right to acquire, in addition to the number of shares of Warrant Stock receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would be entitled to receive on the date of such dividend had it been the holder of record of the Warrant Stock receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.
     (f) Acknowledgement. In order to avoid doubt, it is acknowledged that the Holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Series B Shares or Series A Shares, as the case may be, which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock issuable upon conversion as a result of a dilutive issuance of capital stock.
     12. Miscellaneous.
     (a) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
     (b) Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     (c) Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     (d) No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.
Signature Page to Follow

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized as of the date above.

Sorrent, Inc.
By:	/s/ Paul Zuzelo
Paul Zuzelo, Chief Financial Officer

EXHIBIT A
NOTICE OF EXERCISE
To: SORRENT,INC.
     (1) The undersigned hereby (A) elects to purchase                Series       Shares of SORRENT, INC., pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of                shares of Series       Shares, pursuant to the provisions of Section 3(c) of the attached Warrant.
     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Series       Shares thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Series       Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.
     (3) Please issue a certificate or certificates representing                Series      Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)
     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock set forth below:

Name of Assignee	Address	No. of Shares
and does hereby irrevocably constitute and appoint Preston, Gates & Ellis LLP as Attorney to make such transfer on the books of Sorrent, Inc. (the “Company”), maintained for the purpose, with full power of substitution in the premises.
     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:

Signature of Holder